Exhibit 10.17

FORM OF CONTRIBUTION AGREEMENT

by and among

PHCC OP LP;

PRESTON HOLLOW CAPITAL, LLC;

and solely for purposes of Sections 2.1(f), 4.3 and 7.3

PRESTON HOLLOW COMMUNITY CAPITAL, INC.

July [●], 2021

THIS CONTRIBUTION AGREEMENT (this "Agreement") is dated as of this ____ day of July, 2021 (the "Effective Date"), by and among the following parties:

1.            Preston Hollow Capital, LLC, a Delaware limited liability company (the "Contributor");

2.            PHCC OP LP, a Delaware limited partnership (the "Operating Partnership"); and

3.            solely for purposes of Sections 2.1(f), 4.3 and 7.3, Preston Hollow Community Capital, Inc. (the "Corporation").

RECITALS

(A)	The Corporation intends to conduct an initial public offering (the "IPO") of its shares of Class A common stock, par value $0.01 per share ("Class A Common Stock").

(B)	In connection with the IPO, the Corporation and the Operating Partnership desire to engage in a series of transactions through which the Corporation and the Operating Partnership will consolidate their ownership of an initial portfolio of assets.

(C)	The Contributor currently (i) beneficially and legally owns (x) 100% the limited liability company interests in each of the entities listed in Part 1-A of Exhibit A, (y) the portion of the limited liability company interests in the entity listed in Part 1-B of Exhibit A (interests described in clauses (x) and (y), collectively, the "LLC Interests", and the entities listed in Part 1-A and Part 1-B of Exhibit A, the "Existing LLCs"), and (z) 100% of the common stock (the "Shares") in the entity listed in Part 2 of Exhibit A (the "Existing Corporation"), and (ii) owns the subordinated equity in the trusts (the "Trust Interests" and, collectively with the LLC Interests and Shares, the "Contributed Interests") listed in Part 3 of Exhibit A (the "Existing Trusts" and, collectively with the Existing LLCs and Existing Corporation, the "Existing Entities").

(D)	The Contributor owns all of the rights and interests in and to the assets listed in Exhibit B attached hereto (collectively, the "Contributed Assets").

(E)	The Existing Entities set forth on Exhibit C own certain investments in Qualified Opportunity Zones. The Contributed Interests with respect to such Existing Entities shall be referred to as the "Contributed QOF Interests" and the Contributed Interests that are not Contributed QOF Interests shall be referred to as the "Other Contributed Interests" herein.

(F)	On the terms and subject to the conditions of this Agreement, the parties desire that (x) the Contributor contribute the Contributed QOF Interests to the Operating Partnership, and the Operating Partnership (or its designee designated in accordance with Section 2.1(g)) accept all rights and interest in and to the Contributed QOF Interests from the Contributor and, in exchange therefor, that the Operating Partnership issue to the Contributor Class A limited partnership units in the Operating Partnership ("Class A OP Units") and (y) the Contributor contribute the Other Contributed Interests and the Contributed Assets to the Operating Partnership, and the Operating Partnership (or its designee designated in accordance with Section 2.1(f)) accept all rights and interest in and to the Other Contributed Interests and Contributed Assets from the Contributor and, in exchange therefor, that the Operating Partnership issue to the Contributor Class A OP Units and Class B limited partnership units in the Operating Partnership ("Class B OP Units" and, together with the Class A OP Units, "OP Units") and that the Operating Partnership (or its designee designated in accordance with Section 2.1(g)) assume the liabilities of the Contributor set forth on Exhibit D (the "Assumed Liabilities"). The Contributor shall contribute to a wholly-owned subsidiary of the Contributor (the "Contributor Subsidiary") the Class A OP Units issued to it as consideration for its contribution of the Contributed QOF Interests to the Operating Partnership.

(G)	Each of the parties hereto acknowledges and agrees that the other parties hereto would not be entering into this Agreement and the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Partnership Agreement") without the representations, warranties and covenants which are being made and agreed to herein by each party hereto and that such parties are entering into this Agreement in reliance on such representations, warranties and covenants.

NOW, THEREFORE, in consideration of mutual promises and other good and valuable consideration, the receipt and sufficiency which are hereby mutually acknowledged, the parties hereto agree as follows:

Article 1
Definitions

1.1.            Rules of Application. The definitions in the recitals and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "herein," "hereof," "hereunder," and similar terms shall refer to this Agreement, unless the context otherwise requires. The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise: (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified or otherwise changed (subject to any restrictions on such amendments, restatements, supplements, modifications or changes set forth herein); and (b) any reference herein to any person shall be construed to include such person's successors and permitted assigns. All references herein to Articles, Sections, and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement. The Exhibits attached hereto are hereby incorporated herein and shall be deemed a part of this Agreement. As used herein, the word "or" shall not be exclusive. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.1.

"Benefit Plan" means any contract, agreement, policy, practice, program, plan, trust, commitment or arrangement providing for benefits, perquisites or compensation of any nature to any employee, or to any family member, dependent, or beneficiary of any such employee, including pension plans, thrift plans, deferred compensation plans, supplemental pension plans and welfare plans, and contracts, agreements, policies, practices, programs, plans, trusts, commitments and arrangements providing for terms of employment, fringe benefits, severance benefits, change in control protections or benefits, travel and accident, life, disability and accident insurance, tuition reimbursement, travel reimbursement, vacation, sick, personal or bereavement days, leaves of absences and holidays of Contributor or Operating Partnership, as applicable.

"Contributor Employee" means any individual who is employed by the Contributor or its affiliates immediately prior to the Closing.

"FMLA" means the U.S. Family and Medical Leave Act of 1993, as amended, and the regulations promulgated thereunder.

"HIPAA" means the U.S. Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder.

"Permitted Liens" means, collectively, (i) with respect to the Contributed Interests, restrictions on transfer under generally applicable securities laws and Liens approved in writing by the Operating Partnership or arising under this Agreement or the Related Agreements and (ii) with respect to the Contributed Assets, (A) Liens approved in writing by the Operating Partnership or arising under this Agreement or any Related Agreement, (B) statutory Liens arising out of operation of law with respect to a liability incurred in the ordinary course of business, (C) Liens and other imperfections to title that do not materially detract from the value or materially impair the use of the property subject thereto or make such property unmarketable or uninsurable, (D) with respect to real property, (1) easements, declarations, covenants, rights-of-way, restrictions and other charges, instruments or encumbrances that are recorded against title to real property, (2) zoning ordinances, variances, conditional use permits and similar regulations, permits, approvals and conditions, (E) Liens for taxes, assessments or other governmental charges or levies that are not yet due or payable, (F) mechanics', materialmen's, carriers', workmen's, repairmen's landlords' or other similar Liens and security obligations, (G) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, and (H) Liens disclosed in Schedule 2.1(a).

"Related Agreements" means, collectively, the Partnership Agreement, the Tax Receivables Agreement (as defined in Section 3.2(e)), the Registration Rights Agreement (as defined Section 3.2(e)), the Contributor Interest Agreement (as defined in Section 3.2(a)), the Assignment and Assumption Agreement (as defined in Section 3.2(b)), the Shared Resources Agreement (as defined Section 3.2(e)), the Trademark Assignment Agreement (as defined in Section 3.2(c)) and each Lease Assignment Agreement (as defined in Section 3.2(e)).

Article 2
Contributions, Assumptions of Liabilities and Related Matters

2.1.            Contributions and Assumption of Liabilities; Exchange of OP Units.

(a)            On the terms and subject to the conditions of this Agreement, the Contributor shall contribute and transfer the Contributed QOF Interests to the Operating Partnership (or a subsidiary designated in accordance with Section 2.1(g)), in each case free and clear of all liens, mortgages, pledges, hypothecations, security interests, prior assignments or conveyances, restrictions, reservations and encumbrances whatsoever and all other defects or imperfections in title (collectively, "Liens"), other than Permitted Liens.

(b)            In consideration of such contribution and transfer described in Section 2.1(a), and in reliance on the representations and warranties of the Contributor contained in or made pursuant to the terms of this Agreement, the Operating Partnership shall issue to the Contributor [●] Class A OP Units (the "Contributed QOF Interest Consideration").

(c)            Following its receipt of the Class A OP Units pursuant to Section 2.1(b), the Contributor shall contribute the Contributed QOF Interest Consideration to the Contributor Subsidiary as a contribution in-kind.

(d)            Following the transactions described in Sections 2.1(a), 2.1(b) and 2.1(c), on the terms and subject to the conditions of this Agreement, the Contributor shall contribute and transfer the Other Contributed Interests and the Contributed Assets to the Operating Partnership (or a subsidiary designated in accordance with Section 2.1(g)), in each case free and clear of all Liens other than Permitted Liens. For the avoidance of doubt, any and all assets of the Contributor that are not Contributed Assets (the "Retained Assets") shall include those assets set forth on Schedule 2.1(d) and Retained Assets shall not be contributed or transferred in any manner or form to the Operating Partnership.

(e)            In consideration of such contribution and transfer described in Section 2.1(d), and in reliance on the representations and warranties of the Contributor contained in or made pursuant to the terms of this Agreement (i) the Operating Partnership shall issue to the Contributor [●] Class A OP Units and [●] Class B OP Units and (ii) the Operating Partnership (or a subsidiary designated in accordance with Section 2.1(g)) shall assume and agree to pay, discharge, perform or otherwise satisfy, the Assumed Liabilities. No liabilities of the Contributor shall be assumed at the Closing by the Operating Partnership except for the Assumed Liabilities. The Contributor shall retain and pay, discharge, perform or otherwise satisfy, when due, all of its liabilities that are not Assumed Liabilities. For the avoidance of doubt, any liabilities under or in connection with the Contributor's 2015 Restricted Equity Incentive Plan (as amended) are not Assumed Liabilities.

(f)            Following the transactions described in Section 2.1(d) and Section 2.1(e), the Contributor shall transfer the Class B OP Units issued to it pursuant to Section 2.1(e) to the Corporation and, as consideration therefor, the Corporation shall issue to the Contributor [●] shares of Class B common stock of the Corporation, par value $0.01 per share ("Class B Common Stock").

(g)            The Operating Partnership shall have the right to designate a direct or indirect wholly-owned subsidiary of the Operating Partnership to receive all or any portion of the Contributed Interests or the Contributed Assets at the Closing, or to assume all or any portion of the Assumed Liabilities at the Closing, provided that no such designation shall in any way affect or diminish the Operating Partnership's obligations or responsibilities under this Agreement.

(h)            To the extent that the Contributor's rights under any contracts or other assets constituting a Contributed Asset, or any other Contributed Asset, may not be assigned to the Operating Partnership without the consent of another person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and the Contributor, at its expense, shall use its commercially reasonable efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair the Operating Partnership's rights under such Contributed Asset so that the Operating Partnership would not in effect acquire the benefit of all such rights, the Contributor, to the maximum extent permitted by law and such Contributed Asset, shall act after the Closing as the Operating Partnership's agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by law and such Contributed Asset, with the Operating Partnership in any other reasonable arrangement designed to provide such benefits to the Operating Partnership. Notwithstanding any provision in this Section 2.1(h) to the contrary, the Operating Partnership shall not be deemed to have waived its rights under Section 3.1 hereof unless and until the Operating Partnership either provides written waivers thereof or elects to proceed to consummate the transactions contemplated by this Agreement at Closing.

2.2.            Closing Date. Unless this Agreement is sooner terminated or extended pursuant to its terms, or unless otherwise agreed to in writing by the Contributor and the Operating Partnership, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place concurrently with the closing of the IPO or on such date as the Contributor and the Operating Partnership may otherwise agree in writing (the "Closing Date").

2.3.            Termination. Notwithstanding anything to the contrary contained herein or in any Related Agreement, this Agreement may be terminated at any time prior to the Closing by the written mutual consent of all of the parties hereto. Upon a termination of this Agreement pursuant to the provisions of this Section 2.3, Section 6.1, or Section 6.2, this Agreement forthwith shall become void and there shall be no liability or further obligation under or in respect of this Agreement on the part of the Operating Partnership, the Contributor or their affiliates or their respective officers, directors, members, partners or shareholders of any of the foregoing, except to the extent that any right, obligation and/or liability set forth herein expressly survives the termination of this Agreement.

2.4.            Grant of Power of Attorney to General Partner of the Operating Partnership. By executing this Agreement, the Contributor hereby irrevocably constitutes and appoints PHCC GP, LLC, in its capacity as the general partner of the Operating Partnership (the "General Partner") (or a substitute appointed by the General Partner) as its attorney-in-fact, proxy and agent with full power of substitution on the terms and for the purposes set forth in Section 2.04 of the Partnership Agreement and to take any and all actions and execute and deliver any of the following agreements on the Contributor's behalf and in the Contributor's name: (a) the Partnership Agreement and any amendment to the Partnership Agreement entered into in connection with the transactions contemplated in this Agreement or the Related Agreements (as described herein) (including the power of attorney included in the Partnership Agreement); (b) the Contributor Interest Assignment; and (c) any other Related Agreements on the Contributor's behalf and in the Contributor's name, as may be deemed by the General Partner as necessary or desirable to effectuate the transactions contemplated in this Agreement or the Related Agreements, and the other transactions described herein or therein. The Contributor hereby grants to each attorney-in-fact full power and authority to do and perform each and every act and thing which may be necessary, or convenient, in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by authority hereof. Such power-of-attorney shall be deemed to be coupled with an interest and shall be irrevocable and shall survive the dissolution of the Contributor.

2.5.            Tax Treatment. The parties intend that (x) the transactions contemplated by Sections 2.1(a), 2.1(b), 2.1(d), and 2.1(e) shall be treated as a contribution by the Contributor of the Contributed Interests and the Contributed Assets to the Operating Partnership in exchange for OP Units in a transaction qualifying under Section 721 of the Internal Revenue Code of 1986, as in effect from time to time (the "Code"), (y) the transactions contemplated by Section 2.1(c) shall be treated as a contribution by the Contributor of the Contributed QOF Interest Consideration to Contributor Subsidiary in a transaction qualifying under Section 721 of the Code, and (z) the transactions contemplated by Sections 2.1(f) shall be treated as a contribution by the Contributor of Class B OP Units to the Corporation in exchange for Class B Common Stock in a transaction (together with the Corporation's issuance of Class A Common Stock in the IPO) qualifying under Section 351 of the Code. The Contributor and the Operating Partnership hereby agree to the U.S. federal income tax treatment described in this Section 2.5, and neither the Contributor nor the Operating Partnership shall maintain a position on their respective U.S. federal, state or local income Tax Returns that is inconsistent therewith.

2.6.            Withholding. The Operating Partnership shall be entitled to deduct and withhold from any portion of the consideration paid to the Contributor such amount as it is required to deduct and withhold from such payment under the Code or any provision of U.S. federal, state, local or foreign tax law. To the extent that amounts are withheld by the Operating Partnership, such amounts shall be treated for all purposes of this Agreement as having been paid to the Contributor in respect of which such deduction and withholding was made by the Operating Partnership. The parties shall cooperate to use reasonable efforts to minimize or eliminate any potential withholding.

Article 3
Conditions and Closing Deliverables

3.1.            Conditions to the Operating Partnership's Obligations. The obligation of the Operating Partnership to consummate the transactions contemplated hereunder shall be subject to the satisfaction or waiver by the Operating Partnership, on or before the Closing Date, of each of the conditions set forth below in this Section 3.1.

(a)            Accuracy of Representations and Warranties. The representations and warranties of the Contributor contained herein shall be true, correct and complete as of the Effective Date and as of the Closing Date as if made again at that time.

(b)            Performance of Obligations. The Contributor shall have performed in all material respects all obligations that are required to be performed by it at or prior to the Closing Date.

(c)            Contributor Deliveries. On the Closing Date, the Contributor shall have executed (as applicable) and delivered the items set forth in Section 3.2.

(d)            Consents. The Contributor shall have obtained and delivered to the Operating Partnership any consents or approvals of any Governmental Entity or third parties (including any lenders and landlords) required to consummate the transactions contemplated by this Agreement. As used herein, the term "Governmental Entity" means any governmental agency or quasi-governmental agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

3.2.            Delivery of Contributor Documents. At the Closing, the Contributor shall execute (as applicable) and deliver to the Operating Partnership the following:

(a)            Contributor Interest Assignment. A counterpart signature page duly executed by the Contributor to an assignment of the Contributed QOF Interests and a counterpart signature page duly executed by the Contributor to an assignment of the Other Contributed Interests, each in the form attached to this Agreement as Exhibit E (the "Contributor Interest Assignment").

(b)            Assignment and Assumption Agreement. A counterpart signature page duly executed by the Contributor to an assignment and assumption and bill of sale with respect to the Contributed Assets and the Assumed Liabilities in the form attached to this Agreement as Exhibit F (the "Assignment and Assumption Agreement").

(c)            Trademark Assignment Agreement. A counterpart signature page duly executed by the Contributor to a trademark assignment with respect to the transfer of trademarks that constitute the Contributed Assets in the form attached to this Agreement as Exhibit G (the "Trademark Assignment Agreement").

(d)            Partnership Agreement. A counterpart signature page duly executed by the Contributor to the Partnership Agreement or such other documentation evidencing the Contributor's agreement to be bound by the terms and conditions of the Partnership Agreement as may be reasonably requested by the Operating Partnership.

(e)            Lease Assignment Agreement. A counterpart signature page duly executed by to the Contributor to each lease assignment agreement for the assignment and assumption of each Office Lease in the form attached hereto as Exhibit H (each, a "Lease Assignment Agreement").

(f)            Other Agreements. Counterpart signature pages duly executed by the Contributor to each of the Shared Resources and Cooperation Agreement between the Corporation and the Contributor, dated as of the Closing (the "Shared Resources Agreement"), the Tax Receivables Agreement by and among the Corporation, the Contributor and the Operating Partnership, dated as of the Closing (the "Tax Receivables Agreement") and the Registration Rights Agreement by and among, among others, the Corporation and the Contributor, dated as of the Closing (the "Registration Rights Agreement").

(g)            Other Documents. Such other documents, instruments, consents, authorizations, certificates or approvals as may be required by, and reasonably satisfactory to, the Operating Partnership that may be reasonably necessary or desirable to confirm satisfaction of all conditions to the Closing, to consummate the transactions that are the subject of this Agreement and the Related Agreements and to otherwise effect the agreements of the parties hereto, including as required under this Section 3.2.

3.3.            Conditions to the Obligations of the Contributor. The obligation of the Contributor to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver by the Contributor, on or before the Closing Date, of each of the conditions set forth below.

(a)            The Operating Partnership Deliveries. On the Closing Date, the Operating Partnership shall have executed (as applicable) and delivered the items set forth in Section 3.4.

(b)            Accuracy of Representations and Warranties. All representations and warranties of the Operating Partnership contained herein shall be true, correct and complete in all material respects as of the Closing Date as if made at that time.

(c)            Performance of Obligations. The Operating Partnership shall have performed in all material respects all obligations that are required to be performed by it at or prior to the Closing Date.

3.4.            Delivery of the Operating Partnership Documents. At the Closing, the Operating Partnership shall execute, satisfy and/or deliver (or cause to be delivered) to the Contributor, as applicable, the following:

(a)            Contributor Interest Assignment. A counterpart signature page duly executed by the Operating Partnership (or its designee designated in accordance with Section 2.1(g)) to each of the Contributor Interest Assignments.

(b)            Assignment and Assumption Agreement. A counterpart signature page duly executed by the Operating Partnership (or its designee designated in accordance with Section 2.1(g)) to the Assignment and Assumption Agreement.

(c)            Trademark Assignment Agreement. A counterpart signature page duly executed by the Operating Partnership (or its designee designated in accordance with Section 2.1(g)) to the Trademark Assignment Agreement.

(d)            Lease Assignment Agreement. A counterpart signature page duly executed by the Operating Partnership (or its designee designated in accordance with Section 2.1(g)) to each Lease Assignment Agreement.

(e)            The OP Units. Evidence that the OP Units have been issued to the Contributor in accordance with the terms and conditions hereof.

(f)            Partnership Agreement. A true and complete copy of the Partnership Agreement, which shall then be in full force and effect.

(g)            Other Agreements. Counterpart signature pages duly executed by the Corporation to each of the Shared Resources Agreement, the Tax Receivables Agreement, and the Registration Rights Agreement.

(h)            Other. Such other documents, instruments, consents, authorizations, certificates or approvals as may be required by, and reasonably satisfactory to, the Contributor that may be reasonably necessary or desirable to confirm satisfaction of all conditions to the Closing, to consummate the transactions that are the subject of this Agreement and the Related Agreements and to otherwise effect the agreements of the parties hereto.

Article 4
Representations and Warranties

4.1.            Representations and Warranties of the Contributor. The Contributor hereby represents and warrants to the Operating Partnership as of the Effective Date and as of the Closing Date, as follows:

(a)            Existence and Power. The Contributor has been duly formed as a limited liability company and is validly existing and in good standing under the laws of the State of Delaware. The Contributor has all power and authority to enter into this Agreement and all other documents to be executed and delivered in connection with the transactions that are the subject of this Agreement, including the Partnership Agreement and the Related Agreements, to the extent they are to be executed by the Contributor, and to deliver and to perform its obligations hereunder and under all other documents to be executed and delivered in connection with the transactions that are the subject of this Agreement, including all Related Agreements, to the extent they are to be executed by the Contributor.

(b)            Existing Entity Status/Organizational Documents.

(i)            Each Existing LLC is a limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of formation. Each Existing LLC has the requisite power and authority to carry on its business as now being conducted.

(ii)            The Existing Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Existing Corporation has the requisite power and authority to carry on its business as now being conducted.

(iii)            Each Existing Trust is a trust duly formed, validly existing and in good standing under the laws of its jurisdiction of organization. Each Existing Trust has the requisite power and authority to carry on its business as now being conducted.

(c)            Authorization; No Contravention. The execution and delivery of this Agreement and the Related Agreements to which it is a party by the Contributor and the performance of its obligations under each of the foregoing has been duly authorized by all requisite organizational action, and all necessary authorizations, consents, approvals, elections and waivers relating thereto have been obtained as of the Closing Date. This Agreement has been, and the Related Agreements shall on the Closing Date have been, duly executed and delivered by the Contributor. This Agreement and the Related Agreements constitute the valid, legal and binding obligations of the Contributor, enforceable against the Contributor in accordance with their respective terms, subject, as to enforcement, to the bankruptcy, reorganization, and solvency and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. Each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery and performance of this Agreement, the Related Agreements or the transactions contemplated hereby or thereby by the Contributor has been obtained or will be obtained on or before the Closing Date. Each consent or approval required under the organizational documents, contract or agreement of the Existing Entity, relating to indebtedness or otherwise, necessary for the execution, delivery and performance of this Agreement and the contribution, acquisition and transfer of the Contributed Interest has been obtained or will be obtained on or before the Closing Date.

(d)            Ownership.

(i)            The Contributor owns the Contributed Interests beneficially or of record, as applicable, free and clear of any and all Liens other than Permitted Liens. Except as described in Part 1-B of Exhibit A, the Contributed Interests constitute all of the issued and outstanding equity of the Existing LLCs and Existing Corporation and all of the issued and outstanding subordinated equity of the Trusts. Contributor has not granted any options, warrants, or rights to subscribe to, securities, member interests, rights or obligations convertible into or exchangeable for or given any right to subscribe for or participate in the profits of all or any portion of the Contributed Interest.

(ii)            The Contributor has good and transferable title to, or other legal rights to possess and use, the Contributed Assets, free and clear of all Liens other than Permitted Liens. The Contributed Assets are, in the aggregate, sufficient for the Operating Partnership to conduct the business of the Existing Entities immediately after the Closing in all material respects in substantially the same manner as of immediately prior to the Closing.

(iii)            At the Closing, upon consummation of the transactions contemplated by this Agreement, the Operating Partnership will acquire the entire legal and beneficial interest in all of the Contributed Interest, free and clear of any and all Liens other than Permitted Liens.

(e)            Office Leases. Schedule 4.1(e) sets forth a list of all office leases or other written agreements pertaining to office space that is leased by the Contributor (the "Office Leases") pursuant to which the Contributor is a tenant as of the date hereof.

(f)            Vendor Service Contracts. Schedule 4.1(f) sets forth a list of all vendors with which the Contributor has certain contracts (the "Vendor Service Contracts") pursuant to which the Contributor receives software license services, cleaning services and other administrative services that are necessary for the operation of the business of the Existing Entities in the ordinary course.

(g)            Pending Actions. Except as set forth on Schedule 4.1(g), there are no actions, suits or proceedings of any kind or nature whatsoever, legal or equitable, relating to the ownership of the Contributed Interests or the Contributed Assets, in any court or before or by a federal, state, county, municipal department, commission, board, bureau, or agency or other governmental instrumentality.

(h)            Existing Loans. Part 1 of Schedule 4.1(h) attached hereto lists all indebtedness of the Existing Entities, together with the indebtedness of the Contributor that is part of the Assumed Liabilities (collectively, the "Existing Loans") and the outstanding aggregate principal balance of each of the Existing Loans. Part 2 of Schedule 4.1(h) contains a true, correct and complete list of all the documents entered into in connection with any Existing Loans (such notes, deeds of trust or mortgages and all other documents or instruments evidencing or securing or executed in connection with the Existing Loans, including any financing statements, and any amendments, modifications, and assignments of the foregoing shall be referred to collectively as the "Existing Loan Documents"), and no Existing Loan Documents have been amended, modified or assigned except as set forth thereon. The Existing Loan Documents are in full force and effect. True, correct and complete copies of the Existing Loan Documents have been made available to the Operating Partnership. No breach or default by any Existing Entity has occurred and is continuing with respect to any Existing Loans and/or under any of the Existing Loan Documents and no event has occurred and is continuing which with the passage of time or the giving of notice (or both) would constitute a breach or default under any of the Existing Loan Documents. Neither the Contributor nor any Existing Entity has received or given written notice of a breach or default under any Existing Loan Documents, which remains uncured.

(i)            Accredited Investor. The Contributor and each of the direct and indirect partners, members and/or other beneficiaries is an accredited investor, meaning a person who qualified as an "accredited investor" under Rule 501(a) of Regulation D of the Securities Act. The Contributor understands the risks of, and other considerations relating to, the acquisition of OP Units (including any securities into which the OP Units may be converted). The Contributor by reason of its business and financial experience, or its managers, together with the business and financial experience of those persons, if any, retained by the Contributor to represent or advise the Contributor with respect to the Contributor's investment in OP Units (including any securities into which the OP Units may be converted):

(i)            has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of an investment in the Operating Partnership and the Corporation and of making an informed investment decision;

(ii)            is capable of protecting its own interest or has engaged representatives or advisors to assist it in protecting its interests;

(iii)            is capable of bearing the economic risk of such investment; and

(iv)            in making its decision to enter into this Agreement, has conducted its own due diligence, has been represented by competent counsel and financial advisors and has not relied on oral or written advice from the Operating Partnership, the Corporation and/or their affiliates, representatives, or agents or on representations or warranties of the Operating Partnership other than those set forth in this Agreement.

(j)            Investment For Own Account. The OP Units to be acquired by the Contributor as contemplated hereby will be acquired for its own account for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, in any transaction that would require registration under the Securities Act unless such OP Units are so registered.

(k)            Access to Information; Review of Documents. The Contributor confirms and acknowledges that: (i) the Contributor has carefully read and understood this Agreement and the Partnership Agreement; (ii) the Contributor has made such further investigations as the Contributor has deemed appropriate; (iii) neither the Corporation, General Partner, the Operating Partnership nor anyone else on the Operating Partnership's behalf has made any representations or warranties of any kind or nature to induce the Contributor to enter into this Agreement except as specifically set forth in Section 4.2; (iv) the Contributor has been afforded access to information about the Operating Partnership and the Corporation and each entity's respective financial condition and results of operations sufficient to evaluate its investment in OP Units; and (v) the Contributor has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of information otherwise furnished by the Operating Partnership and the Corporation.

(l)            Unregistered Securities. The Contributor acknowledges that:

(i)            The OP Units to be acquired by the Contributor hereunder, together with the shares of Class A Common Stock or Class B Common Stock that may be issued upon exchange or conversion of such OP Units, have not been registered under the Securities Act of 1933, as in effect from time to time (the "Securities Act"), or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws;

(ii)            The Operating Partnership's and Corporation's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Contributor contained herein; and

(iii)            The OP Units and Class B Common Stock, together with the shares of Class A Common Stock and Class B Common Stock that may be issued upon exchange or conversion of such OP Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available.

The Contributor hereby acknowledges that because of the restrictions on transfer or assignment of such OP Units to be issued hereunder, together with the shares of Class A Common Stock and Class B Common Stock that may be issued upon exchange or conversion of such OP Units, the Contributor may have to bear the economic risk of such OP Units, Class B Common Stock or Class A Common Stock for an indefinite period of time. The Contributor also acknowledges that certificates (if any) representing the OP Units, together with the shares of Class A Common Stock and Class B Common Stock that may be issued upon exchange or conversion of such OP Units, will bear a legend substantially similar to the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR SUCH STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

(m)            Brokerage Commissions. The Contributor has not engaged the services of any agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein.

4.2.            Representations and Warranties of the Operating Partnership. The Operating Partnership hereby represents and warrants to the Contributor as of the Closing Date as follows:

(a)            Existence and Power. The Operating Partnership has been duly formed and is validly existing as a Delaware limited partnership. The Operating Partnership has all power and authority under its organizational documents to enter into this Agreement and the Related Agreements executed by it.

(b)            Authorization; No Contravention. The Operating Partnership's execution and delivery of this Agreement and the Related Agreements, and the performance of its obligations under each of the foregoing, shall, by the Closing Date, have been duly authorized by all requisite organizational action, and all necessary authorizations, consents, appointments, elections and waivers relating thereto and shall have been obtained as of the Closing Date. This Agreement has been, and such Related Agreements shall on the Closing Date have been, duly executed and delivered by the Operating Partnership. This Agreement constitutes and, upon the execution thereof, the Related Agreements executed by the Operating Partnership will constitute the valid, legal and binding obligations of the Operating Partnership, each enforceable against the Operating Partnership in accordance with their respective terms, subject, as to enforcement, to the bankruptcy, reorganization, and solvency and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

(c)            OP Units. The OP Units to be issued to the Contributor hereunder have been duly authorized for issuance to the Contributor and, upon such issuance, will be validly issued.

(d)            Pending Actions. There are no actions, suits or proceedings of any kind involving the Operating Partnership, any of its assets or the operation of any of the foregoing, which, if determined adversely to the Operating Partnership or its assets, would interfere with the Operating Partnership's ability to execute or deliver, or perform its obligations under, this Agreement or any of the Related Agreements executed by it.

4.3.            Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to the Contributor as of the Closing Date as follows:

(a)            Existence and Power. The Corporation has been duly incorporated and is validly existing as a Maryland corporation. The Corporation has all power and authority under its organizational documents to enter into this Agreement.

(b)            Authorization; No Contravention. The Corporation's execution and delivery of this Agreement, and the performance of its obligations under the foregoing, shall, by the Closing Date, have been duly authorized by all requisite corporate action, and all necessary authorizations, consents, appointments, elections and waivers relating thereto and shall have been obtained as of the Closing Date. This Agreement has been duly executed and delivered by the Corporation. This Agreement constitutes and, upon the execution thereof, the valid, legal and binding obligations of the Corporation, enforceable against the Corporation in accordance with its terms as applicable to the Corporation, subject, as to enforcement, to the bankruptcy, reorganization, and solvency and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

(c)            Class B Common Stock. The shares of Class B Common Stock to be issued to the Contributor hereunder have been duly authorized for issuance to the Contributor and, upon such issuance, will be validly issued, fully paid and nonassessable.

(d)            Class A Common Stock and Class B Common Stock. The shares of Class A Common Stock and Class B Common Stock that may be issued upon exchange of OP Units have been duly authorized for issuance to the Contributor and, upon such issuance, will be validly issued, fully paid and nonassessable.

Article 5
Covenants

5.1.            Affirmative Covenants. Through the Closing, the Contributor agrees to, and shall cause the Existing Entities to promptly notify the Operating Partnership in writing if the Contributor or Existing Entities becomes aware of any fact or circumstance which would make any representation or warranty contained in this Agreement inaccurate.

5.2.            Negative Covenants. Without the Operating Partnership's prior written approval, which may be withheld in its sole and absolute discretion, through the Closing, the Contributor shall not, and shall not cause or permit any Existing Entity to:

(i)            contribute, sell, transfer or otherwise dispose (or agree to contribute, sell, transfer or otherwise dispose of) of all or any portion of the Contributed Interests or the Contributed Assets; or

(ii)            incur, create, or assume any Lien, other than Permitted Liens, with respect to all or any portion of any Contributed Interest or any Contributed Asset.

5.3.            Lock-Up Period. The Contributor by its execution and delivery of this Agreement, agrees that, for a period of 180 days following the date of the prospectus in the IPO it may not, in any way or to any extent, exchange (pursuant to Section 8.06 of the Partnership Agreement or otherwise), sell, transfer, assign or otherwise dispose of, any or all of the OP Units delivered to it at the Closing, if any, except for an exchange of the Class B OP Units for an equivalent number of shares of Class B Common Stock on or about the Closing Date, sales to the Operating Partnership or Corporation, respectively, transfers for bona fide estate planning purposes pursuant to Section 11.03(a)(i) of the Partnership Agreement, transfers pursuant to Section 11.03(a)(ii) of the Partnership Agreement following the date that is one year from the Closing, and distributions to its owners for no consideration, provided that any transferee agrees to remain subject to the same restrictions in this Section 5.3 that apply to the Contributor.

5.4.            Employee Matters.

(a)            Transfer of Employment. Effective upon the Closing, the employment of each Contributor Employee shall be transferred to and continued by the Operating Partnership or shall be assigned and transferred to a subsidiary of the Operating Partnership. Each of the parties agrees to execute, and to seek to have the applicable employees execute, such documentation, if any, as may be necessary to reflect such assignments and transfers.

(b)            At-Will Status. Notwithstanding the above or any other provision of this Agreement, nothing in this Agreement shall create any obligation on the part of any of the Operating Partnership or any of its affiliates to (i) continue the employment of any Contributor Employee or permit the return from a leave of absence for any period following the Closing (except as required by applicable law) or (ii) change the employment status of any Contributor Employee from "at will," to the extent such employee is an "at will" employee under applicable law.

(c)            Severance. The parties acknowledge and agree that the transactions contemplated hereunder and the assignment, transfer or continuation of the employment of Contributor Employees as contemplated by this Section 5.4 shall not be deemed a severance of employment of any Contributor Employee for purposes of this Agreement or any Benefit Plan.

(d)            Not a Change of Control/Change in Control. The parties acknowledge and agree that neither the consummation of transactions contemplated hereunder nor any other transaction in connection with the aforementioned transactions shall be deemed a "change of control" or term of similar import for purposes of any Benefit Plan or with respect to any Contributor Employee.

(e)            Payroll and Related Taxes. To the extent applicable, with respect to the portion of the tax year occurring prior to and including the Closing, the Contributor will (i) be responsible for all payroll obligations, tax withholding and reporting obligations and (ii) furnish a Form W-2 or similar earnings statement to all the Contributor Employees for such period. With respect to the remaining portion of such tax year, the Operating Partnership will (i) be responsible for all payroll obligations, tax withholding, and reporting obligations regarding Contributor Employees and (ii) furnish a Form W-2 or similar earnings statement to all Contributor Employees. With respect to each Contributor Employee, Contributor and Operating Partnership shall, and shall cause their respective affiliates to (to the extent permitted by applicable law and practicable) (x) treat Operating Partnership (or an applicable subsidiary) as a "successor employer" and the Contributor (or the applicable the Contributor affiliate) as a "predecessor," within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, to the extent appropriate, for purposes of taxes imposed under the United States Federal Insurance Contributions Act, as amended ("FICA"), or the United States Federal Unemployment Tax Act, as amended ("FUTA"); (y) cooperate with each other to avoid, to the extent possible, the restart of FICA and FUTA upon or following the Closing with respect to each such Contributor Employee for the tax year during which the Closing occurs; and (z) file tax returns, exchange wage payment information, and report wage payments made by the respective predecessor and successor employer on separate IRS Forms W-2 or similar earnings statements to each such Contributor Employee for the tax year in which the Effective Time occurs, in a manner provided in Section 4.02(l) of Revenue Procedure 2004-53.

(f)            Employment Contracts. The Operating Partnership shall assume and honor, or will cause an Operating Partnership subsidiary to assume and honor, any agreements to which any Contributor Employee is party with either any affiliate of the Operating Partnership or any joint venture with an affiliate of the Contributor, including any (i) employment contracts or (ii) retention, severance or change of control arrangements.

(g)            Compliance With Employment Laws. At and after the Closing, the Operating Partnership and its affiliates shall be responsible for adopting and maintaining any policies or practices, and all other actions and inactions, necessary to comply with employment-related laws and requirements relating to the employment of Contributor Employees.

(h)            Sharing of Information. Subject to any limitations imposed by applicable laws, Contributor and Operating Partnership shall provide to each other and their respective agents and vendors all information necessary for the parties to perform their respective duties under this Agreement. The parties also hereby agree to enter into any business associate arrangements that may be required for the sharing of any information pursuant to this Agreement to comply with the requirements of HIPAA.

(i)            Transfer of Personnel Records and Authorization. Subject to any limitation imposed by applicable laws, on the Closing, Contributor shall transfer and assign to the Operating Partnership all personnel records, immigration documents, including I-9 forms and work authorizations, payroll deduction authorizations and elections, whether voluntary or mandated by law, including but not limited to Forms W-4 and deductions for benefits under the applicable Benefit Plan and all absence management records, FMLA records, insurance beneficiary designations, flexible spending account enrollment confirmations, and attendance and return to work information ("Benefit Management Records") relating to Benefit Plan participants.

(j)            Benefit Plan Sponsor. Upon the Closing, the Operating Partnership shall adopt and become the plan sponsor of each Benefit Plan. Without limiting the generality of the foregoing, the Operating Partnership shall adopt the Preston Hollow Capital, LLC Savings & Investment Plan (the "Savings Plan") and execute a definitive instrument of amendment to the Savings Plan reflecting the Operating Partnership as plan sponsor and a participating employer. With respect to each Benefit Plan that is an employee welfare benefit plan within the meaning of Section 3(1) of ERISA (each a "Welfare Plan"), the Operating Partnership shall execute all instruments required by any insurance company, trustee or third-party administrator or provider to give effect to the foregoing.

(k)            Liability for Claims. With respect to unpaid covered claims incurred on or prior to the Closing by any participant under any Welfare Plan, including claims that are self-insured and claims that are fully insured through third-party insurance, the Operating Partnership shall retain and be responsible for the payment for such claims or shall cause the applicable Welfare Plan to fully perform, pay and discharge all such claims, as the case may be.

(l)            Insurance Contracts. To the extent any Welfare Plan is funded through the purchase of an insurance contract or is subject to any stop-loss contract, Contributor and Operating Partnership will cooperate and use commercially reasonable efforts to replicate such insurance contracts for Operating Partnership (except to the extent changes are required under applicable state insurance laws or filings by the respective insurers) and to maintain any pricing discounts or other preferential terms for Operating Partnership for a reasonable term.

(m)            Third-Party Vendors. Except as provided below, to the extent any Welfare Plan is administered by a third-party vendor, Contributor and Operating Partnership shall cooperate and use commercially reasonable efforts to replicate any contract with such third-party vendor for Operating Partnership and to maintain any pricing discounts or other preferential terms for Operating Partnership.

(n)            Workers' and Unemployment Compensation. Effective as of the Closing, Operating Partnership shall, or shall cause an affiliate to, assume the obligations for all claims and liabilities relating to (i) workers' compensation benefits with respect to (A) injuries that occur following the Closing affecting Contributor Employees and whose claims relating to such injuries are incurred following the Closing, and (B) injuries that occur prior to the Closing affecting Contributor Employees but whose claims relating to such injuries are incurred following the Closing; and (ii) unemployment compensation benefits for all Contributor Employees. Effective as of the Closing, Operating Partnership will be responsible for (x) obtaining workers' compensation insurance, including providing all collateral required by the insurance carriers and (y) establishing new or transferred unemployment insurance employer accounts, policies and claims handling contracts with applicable government agencies.

(o)            Assignment of Contribution Rights. Contributor will transfer and assign to Operating Partnership all rights to seek contribution or damages from any applicable third-party (such as a third-party who aggravates an injury to a worker who makes a workers’ compensation claim) with respect to any workers' compensation claim for which Operating Partnership is responsible pursuant to this Section 5.4.

(p)            Collateral. On and after the Closing, Operating Partnership shall be responsible for providing all collateral required by insurance carriers in connection with workers’ compensation claims for which liability is allocated to Operating Partnership under this Section  5.4.

(q)            Accrued Time Off. Operating Partnership shall recognize and assume all Liability for all unused vacation, holiday, sick leave, flex days, personal days and paid-time off and other time-off benefits with respect to Contributor Employees which accrued prior to the Closing, and Operating Partnership shall credit each Contributor Employee with such accrual.

(r)            Leaves of Absence. Operating Partnership will continue to apply the appropriate leave of absence policies applicable to inactive Contributor Employees who are on an approved leave of absence as of the Closing. Leaves of absence taken by Contributor Employees prior to the Closing shall be deemed to have been taken as employees of Operating Partnership.

5.5.            Tax Matters.

(a)            All transfer, stamp, documentary, sales, use, registration, and other similar Taxes (including any applicable real estate transfer Taxes) incurred in connection with the transactions contemplated by Article 2 of this Agreement ("Transfer Taxes") shall be paid by the Contributor. The parties agree to cooperate in connection with the preparation, execution and filing of any Tax Returns with respect to Transfer Taxes, including promptly supplying any information in their possession that is reasonably necessary to complete such returns.

(b)            With respect to each Existing Entity, to the extent consistent with the terms of the limited liability company agreement or other governing documents of such Existing Entity, all Pass-Through Tax Returns of the Existing Entity for taxable years beginning on or before the Closing Date and filed after the Closing Date shall be prepared by the Operating Partnership, provided that the Operating Partnership (i) shall provide a draft of each such Tax Return to the Contributor at least thirty (30) days before filing such return with the applicable Tax Authority and (ii) shall incorporate in the version of such return filed with such Tax Authority any changes proposed by the Contributor in writing within fifteen (15) days of receiving the draft of such return which the Operating Partnership approves (such approval not to be unreasonably withheld, conditioned or delayed). Without limiting the foregoing, with respect to any Existing Entity that is treated for U.S. federal income tax purposes as a partnership, to the extent consistent with the limited liability company agreement or other governing documents of such Existing Entity, items of income, deduction, gain, loss and credit for the taxable year of such Existing Entity in which the transactions contemplated by Article 2 occur will be allocated between the Contributor and the Operating Partnership pursuant to Section 706 of the Code and the Treasury Regulations thereunder (and any corresponding provision of state or local law) based on a "closing of the books" as of the close of business on the Closing Date.

(c)            In the event a Tax Authority commences a Tax Proceeding with respect to a Pass-Through Tax Return for a taxable year of an Existing Entity that begins on or before the Closing Date, to the extent consistent with the limited liability company agreement or other governing documents of such Existing Entity, the Operating Partnership shall control the conduct and resolution of such proceeding, provided that the Operating Partnership (i) shall notify the Contributor promptly (and in any event within ten (10) days) of the commencement of such proceeding and shall keep the Contributor timely informed of material developments in such proceeding, (ii) upon the Contributor's request from time to time, shall consult with the Contributor regarding the conduct of such proceeding and (iii) shall not consent to the settlement or other final disposition of such proceeding without the Contributor's prior written consent (not to be unreasonably withheld, conditioned or delayed). In addition, in the event a Tax Authority commences any Tax Proceeding with respect to the taxable year of the Operating Partnership that includes the Closing Date in which the tax treatment of any of the transactions contemplated by Article 2 of this Agreement is at issue, the Operating Partnership shall control the conduct and resolution of such proceeding, provided that the Operating Partnership (i) shall notify the Contributor promptly (and in any event within ten (10) days) of the commencement of such proceeding and shall keep the Contributor timely informed of all developments in such proceeding relating to such issue, (ii) shall cooperate with the Contributor to ensure the Contributor controls the conduct and resolution of the portion of such proceeding related to such issue and (iii) shall not consent to the settlement or other final disposition of such proceeding without the Contributor's prior written consent (not to be unreasonably withheld, conditioned or delayed).

(d)            The Contributor and the Operating Partnership will, and will cause their respective representatives to (i) provide the other party and its representatives with such assistance as may be reasonably requested in connection with the preparation of any Tax Return or conduct of any Tax Proceeding in respect of any taxable year or years beginning on or prior to the Closing Date, (ii) retain all books and records with respect to Tax matters relating to such taxable years until sixty (60) days following the expiration of the applicable statute of limitations (including any extensions thereof) of the respective taxable years, and abide by all record retention agreements entered into with any Tax Authority, and (iii) give the other party reasonable written notice prior to transferring, destroying, or discarding any such books and records and, if the other party so requests, allow such other party to take possession of any such books and records.

(e)            On or within ten (10) days prior to the Closing Date, the Contributor shall provide to the Operating Partnership a valid, duly completed Internal Revenue Service ("IRS") Form W-9.

(f)            Notwithstanding anything in this Agreement to the contrary, each party's obligations under Section 2.5 and this Section 5.5 (and that party's obligation under Article 7 to provide indemnification for a breach by that party of its obligations under Section 2.5 or this Section 5.5) shall survive until the sixty (60) days after the expiration of the applicable statutes of limitation (taking into account any extensions or waivers thereof) for the assessment or imposition of Taxes to which Section 2.5 and this Section 5.5 relate.

(g)            For purposes of this Agreement:

(i)            "Pass-Through Tax Return" means a Tax Return of an Existing Entity that reports income or losses with respect to such Existing Entity but with respect to which the direct or indirect beneficial owners of such Existing Entity, and not the Existing Entity, are required to pay the related Tax on such income or are entitled to the benefit of such loss (including, for the avoidance doubt IRS Form 1065 and any similar U.S. state or local tax form).

(ii)            "Tax Authority" means any governmental authority responsible for the collection, operation or administration of Taxes;

(iii)            "Taxes" means any and all U.S. federal, state, local, municipal, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind, including, taxes imposed on, or measured by, net income, gross income, gross receipts, sales, use, value added, goods and services, escheat, ad valorem, non-ad valorem, transfer, franchise, profits, registration, license, lease, service, service use, withholding, payroll, employment, social security, excise, severance, stamp, occupation, premium, property, windfall profits, estimated, capital gains, capital stock, alternative or add-on minimum tax, as well as any related interest, penalties and additions to tax, in each case, imposed by a Tax Authority;

(iv)         "Tax Proceeding" means any examination, audit or other administrative or judicial proceeding with respect to Taxes or a Tax Return; and

(v)          "Tax Return" means any return, declaration, report, claim for refund or information return relating to Taxes, including any schedule or attachment thereto.

5.6.         Lease Assignments. On or prior to the Closing Date, the Contributor shall use its commercially reasonable efforts to obtain the consent of each landlord with respect to each Office Lease for the assignment and transfer of such Office Lease to the Operating Partnership (or its designee designated in accordance with Section 2.1(g)) pursuant to the respective Lease Assignment Agreement to the extent such consent is required under such Office Lease.

Article 6
Defaults and Remedies

6.1.         Default by the Contributor. If the Closing is not consummated because of a default by the Contributor under this Agreement, then the Operating Partnership may either: (a) seek specific performance of this Agreement by requiring the Contributor to assign the Contributed Interests and the Contributed Assets to the Operating Partnership in accordance with the terms hereof and in connection therewith the Contributor shall reimburse the Operating Partnership for the expenses incurred by the Operating Partnership in connection with seeking such specific performance; or (b) by written notice to the Contributor, terminate this Agreement and, except as expressly set forth elsewhere in this Agreement, neither the Contributor nor the Operating Partnership shall thereafter have any obligation under any provision of this Agreement.

6.2.         Default by the Operating Partnership. If the Closing is not consummated as a result of a default by the Operating Partnership hereunder, then the Contributor shall have the right by written notice to the Operating Partnership to terminate this Agreement and, except as expressly set forth elsewhere in this Agreement, neither the Contributor nor the Operating Partnership shall thereafter have any obligation under any provision of this Agreement.

6.3.         Waiver of Damages. Except for the specific remedies set forth in Article 6, Article 7 and Article 8, the Contributor, the Operating Partnership and the Corporation each hereby waive any and all rights to claim actual, consequential or punitive damages against the other party for failure to perform its respective obligations hereunder.

Article 7
Indemnification

7.1.         Contributor Indemnification. Subject to the limitations provided below, from and after the Closing Date, the Contributor agrees to indemnify, defend and hold harmless the Operating Partnership and its affiliates from and against any and all damage, loss liability and expense (collectively, "Losses") which are incurred or suffered by it based upon, arising out of, in connection with or by reason of any one or more of the following (such Losses, collectively, the "Indemnification Amounts"): (a) the breach of any of the representations or warranties of the Contributor; and/or (b) any breach by the Contributor of its obligations under this Agreement including any covenant required to be performed by the Contributor pursuant to the terms of this Agreement.

7.2.         The Operating Partnership Indemnification. Subject to the limitations provided below, from and after the Closing Date, the Operating Partnership agrees to indemnify, defend and hold harmless the Contributor from and against all Losses which are incurred or suffered by it based upon, arising out of, in connection with or by reason of: (a) the breach of any of the representations or warranties of the Operating Partnership; and/or (b) any breach by the Operating Partnership of its obligations under this Agreement, including any covenant required to be performed by the Operating Partnership pursuant to the terms of this Agreement.

7.3.         The Corporation Indemnification. Subject to the limitations provided below, from and after the Closing Date, the Corporation agrees to indemnify, defend and hold harmless the Contributor from and against all Losses which are incurred or suffered by it based upon, arising out of, in connection with or by reason of: (a) the breach of any of the representations or warranties of the Corporation; and/or (b) any breach by the Corporation of its obligations under this Agreement, including any covenant required to be performed by the Corporation pursuant to the terms of this Agreement.

7.4.         Survival. All claims for indemnification under this Article 7, if asserted in writing stating the nature of such claims and the basis for indemnification therefore, shall survive the Closing or the termination of the parties' obligations to consummate the transactions contemplated by this Agreement for a period of twelve (12) months, subject to Section 5.5(f). The Contributor's aggregate liability hereunder shall not exceed 10% of the value of the aggregate consideration (valuing the Class A OP Units at the price at which shares of the Corporation's Class A common stock are sold in the IPO and valuing each Class B OP Unit at 2% of the value of each share of Class A Common Stock) received by the Contributor in exchange for the Contributed Interests.

7.5.         Exclusive Remedy. From and after the Closing, the rights and remedies of the parties or their affiliates (including the Corporation) under this Article 7 are exclusive and in lieu of any and all other rights and remedies which of the parties or their affiliates (including the Corporation), may have for breaches under this Agreement. Notwithstanding the preceding sentence, each of the parties acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached and accordingly agrees that the other parties hereto shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to specifically enforce the terms and provisions of this Agreement without proof of actual damages, and each party further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.

Article 8
Miscellaneous

8.1.         Entire Agreement; No Amendment. This Agreement and the Related Agreements represent the entire agreement among each of the parties hereto with respect to the subject matter hereof. It is expressly understood that no representations, warranties, guarantees or other statements shall be valid or binding upon a party unless expressly set forth in this Agreement. It is further understood that any prior agreements or understandings between the parties with respect to the subject matter hereof have merged in this Agreement or the Related Agreements, which alone fully expresses all agreements of the parties hereto as to the subject matter hereof and supersedes all such prior agreements and understandings. This Agreement may not be amended, modified or otherwise altered except by a written agreement signed by the party hereto against whom enforcement is sought. It is agreed that no obligation under this Agreement which by its terms is to be performed or continue to be performed after the Closing and no provision of this Agreement which is expressly to survive the Closing shall merge upon the Closing, but shall survive the Closing.

8.2.            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) personally delivered, with proof of delivery thereof (any notice or communication so delivered being deemed to have been received at the time delivered), (ii) sent by United States certified mail, return receipt requested, postage prepaid (any notice or communication so sent being deemed to have been received two (2) Business Days after mailing in the United States), with failure or refusal to accept delivery to constitute delivery for all purposes of this Agreement, or (iii) sent by e-mail, in each case addressed to the respective parties as follows:

If to the Contributor, to:

c/o Preston Hollow Capital, LLC

1717 Main Street, Suite 3900

Dallas, Texas 75201

Attention: John Dinan, General Counsel

E-mail: jdinan@phcllc.com

If to the Operating Partnership or Corporation, to:

c/o Preston Hollow Community Capital, Inc.

1717 Main Street, Suite 3900

Dallas, Texas 75201

Attention: Paige Deskin

E-mail: pdeskin@phcllc.com

with a copy to:

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

Attention: Jay L. Bernstein, Esq.

E-mail: jay.bernstein@cliffordchance.com

8.3.        No Assignment. Except as provided in this Section 8.3, neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties.

8.4.         Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the choice of laws provisions thereof. Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court of the United States of America sitting in New York City.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

8.5.         Multiple Counterparts. This Agreement may be executed in multiple counterparts. If so executed, all of such counterparts shall constitute but one agreement, and, in proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart. To facilitate execution of this Agreement, the parties may execute and exchange by facsimile or electronic mail PDF copies of counterparts of the signature pages.

8.6.         Further Assurances. From and after the date of this Agreement and after the Closing, the parties hereto shall take such further actions and execute and deliver such further documents and instruments as may be reasonably requested by the other party and are reasonably necessary to provide to the respective parties hereto the benefits intended to be afforded hereby.

8.7.         Successors and Assigns. The rights and obligations created by this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, executors, receivers, trustees, successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any person or entity other than the parties and their successors and assigns any right, remedy or claim under or by reason of this Agreement.

8.8.         Confidentiality; Publicity. All press releases or other public communications of any kind relating to the IPO or the transactions contemplated herein, and the method and timing of release for publication thereof, will be subject to the prior written approval of the Operating Partnership.

8.9.         Time of Essence. Time is of the essence with respect to this Agreement.

8.10.       Attorneys' Fees. If this Agreement or the transactions contemplated herein gives rise to a lawsuit, arbitration or other legal proceeding between the parties hereto, the prevailing party shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other judgment of the court or arbitrator(s).

8.11.       Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto waive trial by jury in any action, proceeding or counterclaim brought by any party(ies) against any other party(ies) on any matter arising out of or in any way connected with this agreement or the relationship of the parties created hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

OPERATING PARTNERSHIP:

PHCC OP LP,
a Delaware limited partnership

By:	PHCC GP, LLC,
a Delaware limited liability company,
its general partner

By: PRESTON HOLLOW COMMUNITY CAPITAL, INC.
a Maryland corporation, as its sole member

By:
Name:
Title:

CONTRIBUTOR:

PRESTON HOLLOW CAPITAL, LLC
a Delaware limited liability company

By:
Name:
Title:

Solely for purposes of Sections 2.1(f), 4.3 and 7.3,
CORPORATION:

PRESTON HOLLOW COMMUNITY CAPITAL, INC.
a Maryland corporation

By:
Name:
Title:

Exhibit A

Existing Entities

Part 1-A

[Omitted]

Part 1-B

[Omitted]

Part 2

[Omitted]

Part 3

[Omitted]

Exhibit B

Contributed Assets

[Omitted]

Exhibit C

Contributed QOF Interests

[Omitted]

Exhibit D

Assumed Liabilities

[Omitted]

Exhibit E

Contributor Interest Assignment

[See attached]

Exhibit F

Assignment and Assumption Agreement

[See attached]

Exhibit G

Trademark Assignment Agreement

[See attached]

Exhibit H

Lease Assignment Agreement

[See attached]

Schedule 2.1(a)

Permitted Liens

[Omitted]

Schedule 2.1(d)

Retained Assets

[Omitted]

Schedule 4.1(e)

Office Leases

[Omitted]

Schedule 4.1(f)

Vendor Service Contracts

[Omitted]

Schedule 4.1(g)

Pending Actions

[Omitted]

Schedule 4.1(h)

Existing Loans

Part 1

[Omitted]

Part 2

[Omitted]